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UNITED FINANCIAL GROUP, INC.                                        EXHIBIT 11.1
COMPUTATION OF NET LOSS PER COMMON
AND COMMON EQUIVALENT SHARE
(In Thousands Except Per Share Data)

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Year Ended December 31,1996                      1996        1995        1994
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Computation of net income (loss) applicable
 to common stock:

Net loss before extraordinary item            $  (4,347)      (334)      (689)
Extraordinary item--reduction of Debenture
 liabilities as a result of reorganization        4,326         --         --
Net loss                                            (21)      (334)      (689)
Redeemable preferred stock dividends                 --       (763)      (763)
Accretion of redeemable preferred stock to
 redemption value                                    --         --        (17)
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Net loss to common stock                            (21)    (1,097)     (1,469)
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Computation of average common and common
 equivalent shares:

Common stock outstanding at beginning and
 end of period                                    8,074      8,074       8,074
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Average common and common equivalent shares       8,074      8,074       8,074
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Per common and common equivalent share:
Net loss before extraordinary item            $   (0.54)     (0.14)      (0.19)
Extraordinary item--reduction of
 Debenture liabilities as a result of
 reorganization                                    0.54      (0.00)      (0.00)
Net loss                                      $   (0.00)     (0.14)      (0.19)
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